Exhibit 10.4

EXECUTION COPY

CONTINUING GUARANTY

April 8, 2020

TO:	ROBERT J. PALLÉ, as Agent on behalf of the Lenders

1. GUARANTY; DEFINITIONS. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (together with its successors and permitted assigns, “Borrower”) by Livewire Ventures, LLC, MidAtlantic IRA, LLC FBO Steven L. Shea IRA, Carol M. Pallé and Robert J. Pallé, Anthony J. Bruno, Stephen K. Necessary, and such other Persons who may from time to time become a lender (collectively, the “Lenders”), and Robert J. Pallé, as agent for the Lenders (in such capacity, the “Agent”), and for other valuable consideration, the undersigned, being R. L. DRAKE HOLDINGS, LLC, a Delaware limited liability company, having an address of c/o Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, NJ 08857 (“Guarantor”), unconditionally jointly and severally guarantees and promises to pay to Agent and Lenders, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Indebtedness. The term “Indebtedness” is used in its most comprehensive sense and means any debts, obligations and liabilities of Borrower to Agent and Lenders, including, without limitation, the “Obligations” as defined in that certain Senior Subordinated Convertible Loan and Security Agreement, by and between the Borrower, Agent and Lenders, dated as of the date hereof (as amended or modified from time to time, the “Loan Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement), whether incurred in the past, present or future, whether voluntary or involuntary, and however arising, and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including without limitation all obligations arising under any swap, derivative, foreign exchange, hedge, deposit, treasury management or similar transaction or arrangement however described or defined that Borrower may enter into at any time with Agent or Lenders, whether or not Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may subsequently become unenforceable. This Guaranty is a guaranty of payment and not collection.

2. SUCCESSIVE TRANSACTIONS; REVOCATION; OBLIGATION UNDER OTHER GUARANTIES. This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of Borrower or Guarantor or any other event or proceeding affecting either Borrower or Guarantor. This Guaranty shall not apply to any new Indebtedness created after actual receipt by Agent, on behalf of Lenders, of written notice of Guarantor’s revocation as to such new Indebtedness; provided however, that loans or advances made by Lenders to Borrower after revocation under commitments existing prior to receipt by Agent, on behalf of Lenders, of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by Borrower or committed by Lenders prior to receipt by Agent, on behalf of Lenders, of such notice of revocation, shall not be considered new Indebtedness. Any such notice must be sent to Robert J. Pallé, as Agent, c/o Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, New Jersey 08857, Telecopy No: 732 679 3259, or at such other address as Agent shall from time to time designate. Any payment by Guarantor shall not reduce Guarantor’s maximum obligation hereunder unless written notice to that effect is actually received by Lenders at or prior to the time of such payment. The obligations of Guarantor under this Guaranty shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of Borrower or other persons that may be given to Agent and Lenders at any time, unless the other guaranties are expressly modified or revoked in writing; and this Guaranty shall not, unless expressly provided for in this Guaranty, affect or invalidate any such other guaranties.

3. SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. Guarantor acknowledges that this Guaranty is absolute and unconditional, that there are no conditions precedent to the effectiveness of this Guaranty, and that this Guaranty is in full force and effect and binding on Guarantor as of the date written below, regardless of whether Agent or Lenders obtain collateral or any guaranties from others or takes any other action contemplated by Guarantor. Guarantor waives the benefit of any statute of limitations affecting the enforcement or Guarantor’s liability under this Guaranty, and Guarantor agrees that any payment of any Indebtedness or other act which shall toll any applicable statute of limitations shall similarly toll the statute of limitations applicable to Guarantor’s liability under this Guaranty. The liability of Guarantor hereunder shall be reinstated and revived and the rights of Agent and Lenders shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness guaranteed hereby is rescinded or must otherwise be restored by Agent or Lenders, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Agent, on behalf of Lenders, in its sole discretion; provided however, that if Agent chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Agent, on behalf of Lenders, harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Agent or Lenders in connection therewith, including without limitation, in any litigation with respect thereto.

4. AUTHORIZATIONS TO AGENT. Guarantor authorizes Agent, on behalf of Lenders, either before or after revocation hereof, without notice to or demand on Guarantor, and without affecting Guarantor’s liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Agent, on behalf of Lenders, in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Agent, on behalf of Lenders, from Borrower to any portion of the Indebtedness, in such order as Agent shall determine in its sole discretion, whether or not such Indebtedness is covered by this Guaranty, and Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise. Agent may without notice assign this Guaranty in whole or in part. Until Guarantor is other than a disregarded entity not engaged in any material business, upon Agent’s request, Guarantor agrees to provide to Agent copies of Guarantor’s financial statements.

5. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Agent and Lenders that: (a) this Guaranty is executed at Borrower’s request; (b) Guarantor shall not, without Agent’s prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor’s assets other than in the ordinary course of Guarantor’s business; (c) Agent has made no representation to Guarantor as to the creditworthiness of Borrower; and (d) Guarantor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower’s financial condition. Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect Guarantor’s liability under this Guaranty, and Guarantor further agrees that Agent and Lenders shall have no obligation to disclose to Guarantor any information or material about Borrower which is acquired by Agent or Lenders in any manner.

6. GUARANTOR’S COVENANTS. Guarantor covenants and agrees from the date hereof until payment and performance in full of all Indebtedness, and until the termination of the Loan Agreement, unless Agent, on behalf of Lenders, otherwise consents in writing, Guarantor shall deliver or cause to be delivered to Agent promptly upon Agent’s written request, such information about the financial condition and operations of Guarantor as Agent may, from time to time, reasonably request.

7. GUARANTOR’S WAIVERS.

(a) Guarantor waives any right to require Agent, on behalf of Lenders, to: (i) proceed against Borrower or any other person; (ii) marshal assets or proceed against or exhaust any security granted by Borrower or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security granted by Borrower or any other person; (iv) take any other action or pursue any other remedy in Agent’s power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Agent, on behalf of Lenders, as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness.

(b) Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness or the indebtedness of any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Borrower, if it is a corporation, partnership or other type of entity, or any defect in the formation of Borrower; (iv) the application by Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to, or intended or understood by, Agent or Guarantor; (v) any act or omission by Agent or Lenders which directly or indirectly results in or aids the discharge of Borrower or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Agent and Lenders against Borrower; (vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Agent or Lenders give any notice of acceptance of this Guaranty. Until all Indebtedness has been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Agent, on behalf of Lenders, now has or may hereafter have against Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Agent and Lenders. Guarantor further waives all rights and defenses Guarantor may have arising out of (A) any election of remedies by Agent, on behalf of Lenders, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor’s rights of subrogation or Guarantor’s rights to proceed against Borrower for reimbursement, or (B) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrower’s Indebtedness, whether by operation of law or otherwise, including any rights Guarantor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

8. AGENT’S AND LENDERS’ RIGHTS WITH RESPECT TO GUARANTOR’S PROPERTY IN ITS POSSESSION; WAIVER. In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Agent, on behalf of Lenders, by law, Guarantor hereby grants to Agent, on behalf of Lenders, a lien, security interest and right of setoff as security for all liabilities and Indebtedness to Agent and Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent and Lenders. At any time, without demand or notice, Agent, on behalf of Lenders, may set off the same or any part thereof and apply the same to any liability or Obligation of Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Indebtedness. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Agent, on behalf of Lenders, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by Agent, on behalf of Lenders, in writing. ANY AND ALL RIGHTS TO REQUIRE MIDCAP TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OF WHICH SECURES THE INDEBTEDNESS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

9. SUBORDINATION. Any indebtedness of Borrower or any other Loan Party now or hereafter held by Guarantor is hereby subordinated to the Indebtedness. Such indebtedness of Borrower or any other Loan Party to Guarantor is assigned to Agent, on behalf of Lenders, as security for this Guaranty and the Indebtedness and, if Agent requests, shall be collected and received by Guarantor as trustee for Agent, on behalf of Lenders, and paid over to Agent, on behalf of Lenders, on account of the Indebtedness but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes or other instruments now or hereafter evidencing such indebtedness of Borrower or any other Loan Party to Guarantor shall be marked with a legend that indicates that the notes or other instruments are subject to this Guaranty and, if Agent so requests, such notes and instruments shall be delivered to Agent. Agent, on behalf of Lenders, is hereby authorized in the name of Guarantor from time to time to file financing statements and continuation statements and execute such other documents and take such other action as Agent deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.

10. REMEDIES; NO WAIVER. All rights, powers and remedies of Agent, on behalf of Lenders, hereunder are cumulative. No delay, failure or discontinuance of Agent in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Agent of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

11. COSTS, EXPENSES AND ATTORNEYS’ FEES. Guarantor shall pay to Agent, on behalf of Lenders, promptly upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees), expended or incurred by Agent, or Lenders in connection with the enforcement of any of Agent’s or Lenders’ rights, powers or remedies and/or the collection of any amounts which become due to Agent and Lenders under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Agent or Lenders or any other person) relating to Guarantor or any other person or entity.

12. SUCCESSORS; ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Agent’s prior written consent and any prohibited assignment shall be absolutely void. Guarantor acknowledges that Agent, on behalf of Lenders, has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, the Indebtedness and any obligations with respect thereto, including this Guaranty. In connection therewith, Agent may disclose all documents and information which Agent now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Borrower, Guarantor or otherwise. Guarantor further agrees that Agent may disclose such documents and information to Borrower.

13. AMENDMENT. This Guaranty may be amended or modified only in writing signed by Agent, on behalf of Lenders, and Guarantor.

14. APPLICATION OF SINGULAR AND PLURAL. In all cases where there is more than one Borrower named in this instrument, then the term “Borrower” shall be deemed to have been used in the plural where context and construction so require; and when this Guaranty is executed by more than one Guarantor, the word “Guarantor” shall mean all or any one or more of them as the context requires.

15. UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF PROVISIONS. Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor’s full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

16. GOVERNING LAW AND CONSENT TO JURISDICTION. This Guaranty shall be governed by and construed in accordance with the laws of the State of Delaware. Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in any state or federal court in the State of New Jersey and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon Guarantor by mail at the address specified on the signature pager hereof. Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

17. Waiver of Jury Trial. GUARANTOR IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS GUARANTY.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the date first written above.

R. L. DRAKE HOLDINGS, LLC

By:
Name: Eric Skolnik
Title: Senior Vice President and Chief Financial Officer

Address:

One Jake Brown Road

Old Bridge, New Jersey 08857

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